UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Forgent Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asure Software

(d/b/a of Forgent Networks, Inc.)

108 Wild Basin Road

Austin, Texas 78746

May 22, 2009

Dear Stockholder:

The June 2, 2009 Special Meeting of Stockholders of Asure Software is fast approaching, and, if you have not had a chance to vote your proxy we encourage you to vote now.

Your Board of Directors recommends that stockholders vote for each of the items on the agenda.

We are in favor of the going private proposal because:

(1)             The Company currently faces delisting from NASDAQ, which reduces the benefits of being publically trade while continuing the high cost of being public which will lengthen the time to profitability.

(2)             The Company will save an estimated $1 Million a year in costs associated with being public and thus expects to achieve profitability sooner.

(3)             To preserve share liquidity the company intends to trade its stock on the Over the Counter Pink Sheet market.

Once private, the company plans to continue to provide timely information to shareholders regarding the performance of the business.

Please refer to the proxy materials that were previously sent to you if you have any questions or require any additional information.

Your vote is important. To make sure that your shares are represented at the meeting, please follow the simple instructions on your proxy card to vote today by telephone, via the internet or by mail.

Very truly yours,

Richard N. Snyder

Chairman and Chief Executive Officer

Important Information

Forgent Networks, Inc. filed a definitive Proxy Statement with the Securities and Exchange Commission on April 21, 2009, in connection with Company’s Special Meeting of Stockholders to be held on June 2, 2009.   Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information.    The Company and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the Special Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement.  Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents the Company files with or furnishes to the Securities and Exchange Commission in connection with the Special Meeting of Stockholders through the Securities and Exchange Commission’s website at www.sec.gov, through the Company’s website at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure’s market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation and meeting and event management. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

Statements in this press release regarding Asure’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Such risks and uncertainties include those associated with continued listing of the Company’s securities on the NASDAQ Capital Market and those associated with effecting a reverse split in order to become a privately held company.